Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE – 04/28/23

Equity Bancshares, Inc. Announces Resignation of Greg Kossover from Executive Management

Current Chief Operating Officer and Former CFO to Remain on Equity Bancshares, Inc. Board of Directors and Continue His Duties as a Director

WICHITA, Kansas, April 28, 2023 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity”, “the Company”, “we,” “us,” “our”), the Wichita-based holding company of Equity Bank, announced that current Chief Operating Officer Gregory H. Kossover has communicated his resignation from his Equity Bank role, and his retirement from banking. Mr. Kossover will continue serving on the Board of Directors of the Company and will remain a member of the Risk Committee of the Company and Loan Committee of Equity Bank.

Brad S. Elliott, Chairman and Chief Executive Officer of Equity said, “Greg has served our company extremely well in many roles, and we look forward to him continuing his responsibilities as a Director. He first joined us as a Director, then ably began serving as our Chief Financial Officer in 2013, as we prepared for and made the transition to a public company, with our IPO occurring in November 2015. After seven years as CFO, Greg assumed his current duties of Chief Operating Officer, and he has been instrumental to our success as we have transitioned into a new phase of growth for our Company. In the past three years we have added highly competent leaders in the roles of Chief Financial Officer, Chief Credit Officer, General Counsel, and Chief Risk Officer. Greg’s experience and banking acumen helped me, and our Company, onboard and welcome new executives and prepare our Bank for the next phase of growth.”

Mr. Kossover’s tenure with Equity includes the Company’s growth from just over $1 billion of assets to its current franchise of 66 bank locations and over $5 billion of assets across Kansas, Missouri, Oklahoma, and Arkansas.

“It has been the capstone of my banking career to be involved with Brad, with Julie Huber, our Executive Vice President of Strategic Initiatives, and all the team members of Equity Bank,” Kossover said. “This team works hard every day to add value to our stakeholders, and it shows in the remarkable but responsible growth Equity Bank has achieved in 20 years.

“As a steadfast shareholder, I am excited for the future and hope to add value as I continue my service as a member of the Equity Board of Directors.”

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “positioned,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees

Equity Bancshares, Inc.

PRESS RELEASE

of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include COVID-19 related impacts; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2023, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Media Contact:

John J. Hanley

Chief Marketing Officer

Equity Bancshares, Inc./ Equity Bank

(913) 583-8004

jhanley@equitybank.com

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com